UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2013

LAS VEGAS RAILWAY EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54648 (Commission File Number)	56-2646797 (I.R.S. Employer Identification No.)

6650 Via Austi Parkway, Suite 170 Las Vegas, NV 89119 (Address of principal executive offices) (zip code)

702-583-6715 (Registrant’s telephone number, including area code)

Copies to: Gregory Sichenzia, Esq. Jeff Cahlon, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway New York, NY 10006 Telephone: (212) 930-9700 Fax: (212) 930-9725 Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

From February 8, 2013 to March 15, 2013, Las Vegas Railway Express, Inc. (the “Company”), entered into and closed a series of subscription agreements (the “Subscription Agreements”) with accredited investors, pursuant to which the Company sold an aggregate of  40.2 Units (the “Private Offering”), each Unit consisting of a $30,000  unsecured convertible note (the “Notes”), which is convertible into shares of the Company’s common stock, at a conversion price of $0.05 per share and a three year warrant (the “Investor Warrants”) to purchase 600,000 shares of common stock at an exercise price of $0.10 per share, for aggregate gross proceeds of $1,205,000. The Notes mature February 1, 2014 and bear interest at the rate of 8% per year payable in cash or shares of common stock at the Company’s option on the maturity date and on each date (if any) that the Notes are converted into common stock. Subject to the conditions that the Note has been held for at least six months or the shares issuable upon conversion of the Note are registered on an effective registration statement, and the volume weighted average price of the common stock for each of any 20 consecutive trading days is at least $0.15 per share (a “Threshold Period”), the Company may, within 3 trading days of any such Threshold Period, require the holder to convert the Note to common stock. The shares of common stock issuable upon conversion of the Notes and exercise of the Warrants have piggyback registration rights until such shares may be sold pursuant to Rule 144 under the Securities Act of 1933, as amended.

The Company retained GVC Capital LLC (the “Placement Agent”) as the placement agent for the Private Offering and issued to the Placement Agent a five year warrant (the “Placement Agent Warrants”) to purchase 2,410,000 shares of common stock (equal to 10% of the shares of common stock issuable upon conversion of the Notes sold in the Private Offering) at an exercise price of $0.10. The Placement Agent Warrants may be exercised on a cashless basis and have piggyback registration rights. Additionally if the Company retains the Placement Agent in the future to solicit any holders of any Investor Warrants to exercise their Investor Warrants, the Company will pay the Placement Agent 4% of the gross proceeds received upon such exercise.

In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

The forgoing descriptions of the Subscription Agreement, the Note, the Investor Warrants and the Placement Agent Warrants are qualified in their entirety by reference to the full text of the Subscription Agreement, Note, Investor Warrants, and Placement Agent Warrants, copies of each of which are attached as exhibits hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01.

The information contained in Item 1.01 is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibits                                                      Description

10.1	Form of Subscription Agreement
10.2	Form of Note
10.3	Form of Investor Warrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAS VEGAS RAILWAY EXPRESS, INC.

Date: March 19, 2013	By:	/s/ Michael Barron
Name: Michael Barron
Title: Chief Executive Officer